JOINT FILER INFORMATION

NAME:                           Frost Gamma Investments Trust

ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:               Phillip Frost, M.D.

Issuer and Ticker Symbol:       Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                      February 7, 2008


FROST GAMMA INVESTMENTS TRUST

       by: /s/ Phillip Frost MD, as trustee
           --------------------------------
           Phillip Frost, M.D., Trustee